                                                                      EXHIBIT 21

                             PRINCIPAL SUBSIDIARIES

                                                                                    Jurisdiction in Which
Name of Subsidiary                                                                  Organized or Incorporated
------------------                                                                  -------------------------
Consolidated Subsidiaries
J&L America, Inc.                                                                   Michigan, United States

Consolidated Subsidiaries of J&L America, Inc.
J&L Industrial Supply Ltd.                                                          Canada
J&L Industrial Supply U.K. (branch)                                                 England
J&L Werkzeuge und Industriebedarf GmbH                                              Germany
GRS Industrial Supply Company                                                       Michigan, United States
Strong Tool Co.                                                                     Ohio, United States
Production Tools Sales, Inc.                                                        Texas, United States
Abrasive & Tool Specialties Company                                                 Utah, United States